UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2016

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

U.K. Acquisition
On February 4, 2016, Group 1 Automotive, Inc. (the "Company") announced the acquisition of the Spire Automotive Group, which consists of twelve dealerships operating primarily in north and northwest London.

U.S. Dispositions
The Company also announced the divestiture of three dealerships, which included Mercedes-Benz and Volkswagen of Freehold, New Jersey, and Ira Toyota of Milford, Massachusetts.

Senior Management Appointments
The Company also announced that effective February 1, 2016, Frank Grese, Jr. was appointed senior vice president of human resources, training, and operations support, replacing Brooks O'Hara, whose retirement was announced previously.

Daryl A. Kenningham will replace Mr. Grese as Group 1's regional vice president of the west region, and David Fesmire will replace Mr. Kenningham as regional vice president of the east region.

Messrs. Grese, Kenningham, and Fesmire will report to Earl J. Hesterberg.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Group 1 Automotive, Inc. dated as of February 4, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

February 5, 2016	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Group 1 Automotive, Inc. dated as of February 4, 2016.